INDEPENDENT AUDITORS' CONSENT

Securities and Exchange Commission
Washington, D.C.

We consent to the use in this Amendment No. 4 to the Registration Statement of Norvanco Inc. on Form SB-2 (the “Registration Statement”), of our report dated February 9, 2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

“Cordovano and Honeck, P.C.”

Cordovano and Honeck, P.C.
Denver, Colorado
October 20, 2004